AT&S HOLDINGS, INC.,

a Nevada corporation

STOCK SUBSCRIPTION AGREEMENT

THE STOCK REFERRED TO HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR CERTAIN APPLICABLE STATE SECURITIES ACTS.  THE STOCK MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  THE STOCK MAY NOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED FOR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER FEDERAL AND STATE SECURITIES LAWS.  PRIOR TO ANY SALE OR TRANSFER OF STOCK, THE CORPORATION WILL REQUIRE A SATISFACTORY OPINION OF COUNSEL THAT THE TRANSFER DOES NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

1.

Subscription.  Subject to the terms and conditions of this Stock Subscription Agreement (the “Agreement”), Subscriber hereby irrevocably subscribes for and agrees to purchase 3,846 shares of Common Stock (the “Stock”) from AT&S Holdings, Inc. (the” Corporation”) in exchange for 38.46 shares of Common Stock of American Trailer & Storage, Inc. (fka Financial Credit Corporation), a Missouri corporation, receipt of which Common Stock (the “Transferred Stock”) of American Trailer & Storage, Inc. is hereby acknowledged by the Corporation.

3.

Representations and Warranties.  Subscriber hereby represents and warrants that:

(a)  The undersigned owns the Transferred Stock free and clear of any encumbrances.

(b)  The undersigned confirms and understands and has fully considered for purposes of this investment that (i) this investment is not suitable for an investor who does not have a substantial net worth and/or substantial annual income with expectations of remaining at such income level for the duration of the investment, (ii) no dividends are expected to be paid in the foreseeable future; (iii) the Stock is a speculative investment which involves a high degree of risk of loss, and (iv) there are substantial restrictions on the transferability of, and there will be no public market for, the Stock and accordingly, it may not be possible to liquidate an investment in the Stock in the case of an emergency.

(c)  The Stock is being acquired for long-term investment purposes only and for his own account and not with any present intention of distributing or selling any of the Stock.

(d)  Subscriber consents to the placement of the following legend on the Stock Certificate, which legend outlines the restrictions on transferability set forth in the Memorandum:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR THE TRANSFER AGENT.

(e)  Subscriber is capable of bearing the high economic risks of this investment, including a total loss of his investment.

(f)  Subscriber has substantial means of providing for his current needs and personal contingencies and has no need for liquidity in this investment.

(g)  Subscriber is a citizen of the United States and not at Foreign Investor..

(h)  The foregoing representations, warranties and undertakings are made by Subscriber with the intent that they be relied on in determining his suitability as a shareholder in the Corporation, and Subscriber thereby agrees that such representations and warranties shall survive his acceptance as a shareholder of the Corporation.

4.  Exemption from Registration.  Subscriber understands that the Stock are being sold under the exemption provided by the Act, and rules and regulatory promulgated thereunder and certain applicable state securities laws for offerings not involving a public offering.  Subscriber is making this investment solely for his own account for investment and without any present intention of selling, offering to sell or otherwise disposing of, or distributing the Stock, and he does not presently have any reason to anticipate any change in his circumstances or any particular occasion or event which would cause him to transfer his interest.

Subscriber further covenants and agrees that if, due to a change in circumstances, he hereafter desires to dispose of the Stock, he will not sell, assign, transfer or otherwise dispose of, or encumber, such Stock in a manner which would constitute a violation of any of the provisions of the Act, any applicable state securities laws or the rules and regulations under the Act and/or state laws. In any event, he will not dispose of any such Stock until he has delivered to the Corporation a satisfactory opinion of counsel to the effect that such disposition does not violate any of the provisions of the Act, state laws or the rules or regulations thereunder.

5.  Transferability.  Subscriber agrees not to transfer or assign this Agreement, or any of his interest herein and further agrees that the assignment and transfer of the Stock acquired pursuant hereto shall be made only in accordance with the Agreement and all applicable laws.

6.  Revocation.  Subscriber agrees that, prior to acceptance of this agreement by the Corporation, he may not cancel, terminate or revoke this Agreement or any agreement hereunder made by him and that this Agreement shall survive his death or disability and shall be binding upon his heirs, executors, administrators, successors and assigns.

7.  Indemnification.  Subscriber acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 of this Agreement.  Subscriber hereby agrees to indemnify and hold harmless the Corporation from and against any and all loss, damage or liability due to or arising out of Subscriber’s breach or any representation, warranty, or acknowledgment of Subscriber, including, but not limited to, all costs, expenses and attorneys’ fees incurred by the Corporation in successfully defending any claims brought under the Act or the Securities Exchange Act of 1934.

8.  Venue/Attorney’s Fees.  In any action between the parties hereto (excluding state securities laws claims) to enforce any of the terms of this Agreement, the forum for such litigation shall be Jackson County, Missouri, or the nearest Missouri federal court to Jackson County, Missouri.  The prevailing party or parties shall be entitled to recover from the non-prevailing party or parties their reasonable attorneys’ fees and costs, including those on appeal.

9.  Miscellaneous.

(a)  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Subscriber or to the Corporation at the respective addresses set forth below.

(b)  This Agreement shall be governed by the construed in accordance with the laws of the state of Missouri.

(c)  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

10.  Survival.  The provisions of this Agreement shall survive the closing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement as of the 31st day of December, 2003.

RICHARD G. HONAN  II

  S/S  RICHARD G. HONAN   II

Name of Subscriber

Signature of Subscriber

(Please Print)

STATE OF MISSOURI

)  SS

COUNTY OFJACKSON

On this 31st day of December 2003, before me appeared Richard G. Honan,II to me known to be the person described in the foregoing instrument and who acknowledged that he executed said instrument as his free act and deed.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

Notary Public

My Commission Expires:

   June 2007                                                                     [   SEAL   ]